UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 13, 2014, Brian D. Towne, Executive Vice President and Chief Operating Officer of DTS, Inc. (the “Company”), has agreed, at the Company’s request, to accept a special assignment to serve as the Company’s Executive Vice President and President DTS Asia Pacific. In connection therewith, on March 13, 2014, the Compensation Committee of the Company’s Board of Directors (the “Board”) granted to Mr. Towne 12,500 performance stock units (the “PSUs”). The PSUs will vest in two equal installments upon achievement of certain performance goals (the “Performance Goals”), with one-half of the PSUs vesting at the end of the two year period beginning February 15, 2014 (the “Performance Period”) and the remaining PSUs vesting on the one year anniversary of the end of the Performance Period, in each case assuming the Performance Goals are achieved. Each PSU represents the contingent right to receive up to two shares of the Company’s common stock upon vesting, subject to the level of achievement of the Performance Goals. Any portion of the PSUs that do not vest due to performance below the minimum required level for vesting will be forfeited.

On March 13, 2014, the Board adopted the 2014 Executive Incentive Compensation Plan (the “2014 Plan”), in which certain of the Company’s executive officers are eligible to participate. The 2014 Plan is a cash incentive award plan designed to align incentive awards for each participant’s individual performance with the Company’s corporate objectives. The parameters of the 2014 Plan provide for target and maximum cash bonus award levels, as a percentage of salary, based upon the achievement of specified company financial targets and key strategic initiatives. Depending on the Company’s financial performance and strategic execution relative to the targets, the bonus payout levels, stated as a percentage of the officer’s annual salary, are as follows:

Recipients	Title	Bonus Target (%)	Maximum Bonus (%)
Jon E. Kirchner	Chairman and Chief Executive Officer	100.0	198.8
Brian D. Towne	Executive Vice President and President DTS Asia Pacific	70.0	139.1
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	60.0	119.3
Frederick L. Kitson	Executive Vice President and Chief Technology Officer	60.0	119.3
Blake Welcher	Executive Vice President, Legal and General Counsel	65.0	129.2

The 2014 Plan is structured into two components: (i) overall company financial targets, and (ii) key strategic initiatives. Under the 2014 Plan, 65% of an executive’s target opportunity is weighted on overall company financial performance and the other 35% percent is weighted on the execution of strategic objectives. The performance goals are to be reviewed in advance and approved by the Committee. Following the funding of the 2014 Plan based on the achievement of the financial targets and key strategic goals, an individual performance multiplier rating will be applied to recognize the specific performance for each executive. Under the terms of the 2014 Plan, any bonus amounts determined under the formulas described above may be adjusted in order to ensure that they are appropriate in light of the performance factors relevant to the particular executive, including discretionary adjustments based on other non-financial performance related metrics.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on March 13, 2014, the Board approved an amendment and restatement of the Company’s Restated Bylaws (the “Amended and Restated Bylaws”) solely to permit the chairman of stockholder meetings to adjourn such meetings from time to time and to reflect the previously approved amendment to the Restated Bylaws.  The foregoing description is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this current report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of DTS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: March 19, 2014
	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance
and Chief Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of DTS, Inc.